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                                                                    EXHIBIT 99.1

                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                                  DEBT RATINGS

                                                              STANDARD &     MOODY'S
                                                                POOR'S      INVESTORS
                                                              CORPORATION    SERVICE    FITCH, INC.
                                                              -----------   ---------   -----------
Household Finance Corporation
  Senior debt...............................................       A-            A2            A
  Senior subordinated debt..................................     BBB+            A3           A-
  Commercial paper..........................................      A-2           P-1          F-1
Household Bank (Nevada), N.A.(1) Senior Debt................       A-            A2            A

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(1) On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into
    Household Bank (SB), N.A.